Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information of Noble Corporation plc, a public limited company formed under the laws of England and Wales (“Noble”), and the accompanying footnotes (the “Pro Forma Financial Information”) reflects the impact of the following transactions:

•

Business Combination: On September 30, 2022, pursuant to a Business Combination Agreement, dated November 10, 2021 (as amended, the “Business Combination Agreement”), by and among Noble, Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (“Noble Cayman”), Noble Newco Sub Limited, a Cayman Islands exempted company and a direct, wholly owned subsidiary of Noble (“Merger Sub”), and The Drilling Company of 1972 A/S, a Danish public limited liability company (“Maersk Drilling”), Noble Cayman merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of Noble, and (i) each ordinary share, par value $0.00001 per share, of Noble Cayman (collectively, the “Noble Cayman Shares”) issued and outstanding prior to the effective time of the Merger (the “Merger Effective Time”) was converted into one newly and validly issued, fully paid and non-assessable A ordinary share, par value $0.00001 per share, of Noble (the “Ordinary Shares”) and (ii) each warrant to purchase Noble Cayman Shares (collectively, the “Noble Cayman Warrants”) issued and outstanding immediately prior to the Merger Effective Time was converted automatically into a warrant to acquire a number of Ordinary Shares (collectively, the “Noble Warrants”) equal to the number of Noble Cayman Shares underlying such warrant, with the same terms as were in effect immediately prior to the Merger Effective Time under the terms of the applicable warrant agreements, consisting of (i) Tranche 1 Warrant Agreement, dated as of February 5, 2021, by and among Noble Cayman, Computershare Inc. and Computershare Trust Company, N.A. (together, “Computershare”), (ii) the Tranche 2 Warrant Agreement, dated as of February 5, 2021, by and among Noble Cayman and Computershare, and (iii) the Tranche 3 Warrant Agreement, dated as of February 5, 2021, by and among Noble Cayman and Computershare (collectively, the “Noble Cayman Warrant Agreements”). In addition, each award of restricted share units representing the right to receive Noble Cayman Shares, or value based on the value of Noble Cayman Shares (each, a “Noble Cayman RSU Award”), outstanding immediately prior to the Merger Effective Time ceased to represent a right to acquire Noble Cayman Shares (or value equivalent to Noble Cayman Shares) and was converted into the right to acquire, on the same terms and conditions as were applicable under the Noble Cayman RSU Award (including any vesting conditions), that number of Ordinary Shares equal to the number of Noble Cayman Shares subject to such Noble Cayman RSU Award immediately prior to the Merger Effective Time. As a result of the Merger, Noble became the ultimate parent of Noble Cayman and its respective subsidiaries effective as of the Merger Effective Time.

On October 3, 2022 (the “Closing Date”), pursuant to the Business Combination Agreement, Noble completed a voluntary tender exchange offer to Maersk Drilling’s shareholders (the “Offer” and, together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) and because Noble acquired more than 90% of the issued and outstanding shares of Maersk Drilling, nominal value Danish krone (“DKK”) 10 per share (“Maersk Drilling Shares”), Noble redeemed all remaining Maersk Drilling Shares not exchanged in the Offer for, at the election of the holder, either Ordinary Shares or cash (or, for those holders that did not make an election, only cash), under Danish law by way of a compulsory purchase (the “Compulsory Purchase”). The Compulsory Purchase was completed in early November 2022, at which time Maersk Drilling became a wholly owned subsidiary of Noble.

In connection with the Offer and the Compulsory Purchase, each Maersk Drilling Share was exchanged for either (i) 1.6137 newly and validly issued, fully paid and non-assessable Ordinary Shares (the “Exchange Ratio”), or (ii) cash consideration (payable in DKK). The Offer was subject to a cash consideration cap per Maersk Drilling shareholder of $1,000 and an aggregate cap on cash consideration payable to all Maersk Drilling shareholders of $50 million. Consequently, in relation to the Offer, Maersk Drilling shareholders who elected to receive cash consideration in the Offer received, as applicable, (a) $1,000 for the applicable portion of their Maersk Drilling Shares and the balance of Maersk Drilling Shares in Ordinary Shares in accordance with the Exchange Ratio, or (b) the amount corresponding to the total holding of their Maersk Drilling Shares if such holding of Maersk Drilling Shares represented a value equal to or less than $1,000 in the aggregate. The Compulsory Purchase was not subject to a cash consideration cap per holder or an aggregate cap for cash consideration.

In addition, each Maersk Drilling restricted stock unit award (a “Maersk Drilling RSU Award”) that was outstanding immediately prior to the acceptance time of the Offer (the “Acceptance Time”) was exchanged, at the Acceptance Time, with the right to receive, on the same terms and conditions as were applicable under the Maersk Drilling RSU Long-Term Incentive Programme for Executive Management 2019 and the Maersk Drilling RSU Long-Term Incentive Programme 2019 (including any vesting conditions), that number of Ordinary Shares equal to the product of (1) the number of Maersk Drilling Shares subject to such Maersk Drilling RSU Award immediately prior to the Acceptance Time and (2) the Exchange Ratio, with any fractional Maersk Drilling Shares rounded to the nearest whole share. Upon such exchange, Maersk Drilling RSU Awards ceased to represent a right to receive Maersk Drilling Shares (or value equivalent to Maersk Drilling Shares).

In September 2021, eligible Maersk Drilling employees signed an addendum to their existing service agreements that provides for enhanced severance terms in the event of termination as well as a retention bonus (“Deal Completion Bonus”) to be paid irrespective of termination if a transaction with Noble were to close (the “Retention Addendum”). The Retention Addendum was entered into on September 20, 2021. The Deal Completion Bonus was paid on October 3, 2022 for five Maersk executives terminated immediately upon closing and on October 31, 2022 for all other eligible individuals.

The Business Combination has been accounted for using the acquisition method of accounting under Accounting Standards Codification Topic 805, Business Combinations, with Noble being treated as the accounting acquirer. Under the acquisition method of accounting, the assets and liabilities of Maersk Drilling and its subsidiaries were recorded at their respective fair values as of the Closing Date. Maersk Drilling’s operating results have been included in Noble’s consolidated statement of operations since the Closing Date. The purchase price allocation is based on preliminary estimates and assumptions, which are subject to change for up to one year after the Closing Date as Noble finalizes the valuation of the assets acquired, the liabilities assumed and the related tax balances as of the Closing Date. Such adjustments could be material.

•

Rig Transaction: On June 23, 2022, Noble and Shelf Drilling (North Sea), Ltd. and Shelf Drilling, Ltd. (together, “Shelf Drilling”) entered into the sale by Noble and the purchase by Shelf Drilling (the “Rig Transaction”) of five jackup rigs known as the Noble Hans Deul, Noble Houston Colbert, Noble Lloyd Noble (the “NLN Rig”), Noble Sam Hartley and Noble Sam Turner and all related support and infrastructure (collectively, and together with the related offshore and onshore personnel and related operations, the “Divestment Business”). The Rig Transaction addressed the potential concerns identified by the UK Competition and Markets Authority of the Business Combination and was approved by them in September 2022.

On October 5, 2022, Noble and Shelf Drilling completed the Rig Transaction as part of the Business Combination. In connection with the Rig Transaction, the Divestment Business was transferred by Noble to Shelf Drilling for a purchase price of $375 million in cash, which resulted in a gain of $85.1 million. As of the date of the Rig Transaction, Shelf Drilling gained control of the NLN Rig.

For a transition period following the completion of the Rig Transaction, Noble agreed to continue to operate the NLN Rig under operating agreements (the “NLN Charter Agreement”) with Shelf Drilling and to provide certain other transition services to Shelf Drilling. Under the operating agreements, Noble agreed to remit the collections from Noble’s customers under the associated drilling contracts to Shelf Drilling, and Shelf Drilling agreed to reimburse Noble for Noble’s direct costs and expenses incurred while operating the NLN Rig on behalf of Shelf Drilling (with certain exceptions).

The Pro Forma Financial Information has been prepared under the following assumptions:

•	The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2022 assumes that the Business Combination and Rig Transaction occurred on January 1, 2022.

•

The unaudited pro forma condensed combined balance sheet as of December 31, 2022 has been omitted, as the Business Combination and Rig Transaction have been reflected in Noble’s consolidated balance sheet as of December 31, 2022.

The Pro Forma Financial Information does not represent what the actual consolidated results of operations of Noble would have been had the Business Combination and Rig Transaction occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations. The assumptions made by Noble underlying the pro forma adjustments are described in the accompanying notes to these unaudited pro forma condensed combined financial statements. Adjustments are based on information available to Noble’s management during the preparation of the Pro Forma Financial Information and assumptions that Noble’s management believes are reasonable and supportable. The pro forma adjustments, which are described in the accompanying notes, may be revised by Noble as additional information becomes available and is evaluated. Therefore, it is possible that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material.

Noble’s management has not presented the effects of anticipated future costs or savings associated with certain restructuring, severance, termination related benefits, or other integration activities resulting from the Business Combination as the specificity of the timing and nature of such items is still under evaluation as of the date of this filing.

The Pro Forma Financial Information should be read in conjunction with the following:

•

The audited consolidated financial statements and notes included in Noble’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 9, 2023 (“Noble’s 2022 Form 10-K”).

•	The historical Maersk Drilling consolidated financial statements and notes for the period ended September 30, 2022, included elsewhere within this Current Report.

Unaudited Pro Forma Condensed Combined Statement of Operations

Twelve Months Ended December 31, 2022

(in thousands, except per share amounts)

		Maersk Drilling Historical
	Noble Pro Forma Historical (Note 5)	Maersk Drilling Historical (IFRS) (Note 3)	Maersk Drilling IFRS-to-GAAP Adjustments (Note 4)		Maersk Drilling Historical Adjusted (U.S. GAAP)	Business Combination Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Operating revenues
Contract drilling services	$1,273,392	$804,430	$—		$804,430	$36,872	(AA)(BB)	$2,114,694
Reimbursables and other	75,683	11,172	—		11,172	16,788	(CC)	103,643

	1,349,075	815,602	—		815,602	53,660		2,218,337
Operating costs and expense
Contract drilling services	837,683	594,789	6,836	(A)(B)	601,625	6,579	(BB)(GG)	1,445,887
Reimbursables	59,875	4,900	—		4,900	16,788	(CC)	81,563
Depreciation and amortization	130,863	141,931	157,514	(A)(C)	299,445	(155,689	) (DD)	274,619
General and administrative	82,177	58,296	2,033	(A)	60,329	—		142,506
Merger and integration costs	84,668	—	15,429	(B)	15,429	(6,177	) (EE)	93,920
Gain on sale of operating assets, net	(90,230)	(73)	—		(73)	—		(90,303)
Hurricane losses	60	—	—		—	—		60
Special items	—	18,625	(18,625	) (B)	—	—		—
Loss on impairment	—	116,409	72,139	(C)	188,548	—		188,548

	1,105,096	934,877	235,326		1,170,203	(138,499)		2,136,800

Operating income (loss)	243,979	(119,275)	(235,326)		(354,601)	192,159		81,537
Other income (expense)
Interest expense, net of amounts capitalized	(42,722)	(28,226)	599	(A)	(27,627)	4,317	(FF)	(66,032)
Gain (loss) on extinguishment of debt, net	(8,912)	—	—		—	—		(8,912)
Interest income and other, net	14,365	(16,588)	—		(16,588)	—		(2,223)

Income (loss) before income taxes	206,710	(164,089)	(234,727)		(398,816)	196,476		4,370
Income tax benefit (provision)	(23,578)	(21,523)	6,697	(D)	(14,826)	6,054	(GG)	(32,350)

Net income (loss)	$183,132	$(185,612)	$(228,030)		$(413,642)	$202,530		$(27,980)

Basic net income (loss) per share	$2.15							$(0.21	) (HH)
Diluted net income (loss) per share	$1.88							$(0.21	) (HH)
Weighted average shares outstanding
Basic	85,055							133,728	(HH)
Diluted	97,607							133,728	(HH)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except per share amounts or otherwise indicated)

Note 1. Basis of Presentation

The Pro Forma Financial Information has been prepared by Noble in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” which was adopted in May 2020 and became effective on January 1, 2021. The pro forma adjustments include transaction accounting adjustments, which reflect the application of required accounting for the Business Combination and the Rig Transaction.

The Noble historical financial information included in the Pro Forma Financial Information has been derived from Noble’s 2022 Form 10-K. The Maersk Drilling historical financial information included in the Pro Forma Financial Information has been derived from Maersk Drilling’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2022. The historical consolidated financial statements of Noble were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and shown in U.S. dollars. The historical consolidated financial statements of Maersk Drilling were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and shown in U.S. dollars. Refer to Note 4 for the adjustments identified by Maersk Drilling to convert Maersk Drilling’s historical financial statements prepared in accordance with IFRS to Noble’s basis of accounting under U.S. GAAP.

Note 2. Business Combination Transaction Accounting Adjustments

The following adjustments have been made to the accompanying pro forma condensed combined statement of operations to give effect to the Business Combination as if the Business Combination occurred on January 1, 2022. The adjustments below do not reflect adjustments for certain items recognized by Noble and Maersk Drilling during the twelve months ended December 31, 2022 in direct connection with the Business Combination and the Rig Transaction which are not expected to recur in any period beyond twelve months from the closing of the Business Combination and Rig Transaction. These non-recurring items include the following:

(i)

stock-based compensation expense of $5.0 million recognized by Noble after the Closing Date due to the accelerated vesting of Noble restricted stock awards held by (a) Noble’s non-employee directors and (b) certain executive officers of Maersk Drilling whose employment was terminated in connection with the Business Combination;

(ii)

severance expense of $8.7 million incurred by Noble after the Closing Date related to severance payments made to certain executive officers of Maersk Drilling whose employment was terminated in connection with the Business Combination;

(iii)	an $85.1 million gain on sale of operating assets recognized by Noble during the twelve months ended December 31, 2022 in connection with the Rig Transaction; and

(iv)

$24.7 million and $36.9 million of transaction costs incurred directly in connection with the Business Combination during the twelve months ended December 31, 2022 by Noble and Maersk Drilling, respectively, consisting primarily of legal and professional fees.

(AA)	Contract intangible assets and liabilities

Adjustment reflects a $30.7 million increase to contract drilling services (revenue) related to the recognition of amortization of contract intangible assets and liabilities acquired from Maersk Drilling in connection with the Business Combination during the twelve months ended December 31, 2022.

(BB)	Maersk Drilling Pre-Merger accrual

Adjustment reflects a $6.2 million increase to contract drilling services (revenue) and a $4.0 million increase to contract drilling services (expense) to capture the estimated revenues earned and expenses incurred by Maersk Drilling from October 1, 2022 through October 2, 2022, which represent the two days of activity prior to the Closing Date which are not reflected in Maersk Drilling’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2022 used to prepare the Pro Forma Financial Information herein.

(CC)	Reimbursables

Adjustment reflects a $16.8 million increase to contract drilling services (revenue) and a corresponding offsetting $16.8 million increase to contract drilling services (expense) to align Maersk Drilling’s historical policy of presenting certain third-party reimbursable costs on a net basis to Noble’s policy of presenting such reimbursable items on a gross basis within contract drilling services revenue and expense.

(DD)	Depreciation and amortization

Reflects the removal of historical depreciation expense and the recording of the pro forma depreciation expense based on the estimated fair value of Maersk Drilling’s property and equipment upon the Business Combination. For pro forma purposes, it is assumed that the Business Combination occurred on January 1, 2022. The pro forma adjustments to depreciation expense for the twelve months ended December 31, 2022 were calculated as follows:

For the Year Ended December 31, 2022
Removal of historical depreciation expense	$(299,445)
Pro forma depreciation expense	143,756

Pro forma adjustment for depreciation and amortization	$(155,689)

Drilling equipment and facilities are depreciated using the straight-line method over their estimated useful lives as of the date placed in service or date of major refurbishment. Estimated useful lives of the acquired drilling equipment range from three to thirty years. Maersk Drilling’s other property and equipment is depreciated using the straight-line method over useful lives ranging from two to forty years.

(EE)	Deal Completion Bonus

Reflects the elimination of $6.2 million of costs recognized by Maersk Drilling during the twelve months ended December 31, 2022 related to the payment of the Deal Completion Bonus to certain executive officers of Maersk Drilling. The Deal Completion Bonus is included as part of total consideration transferred to Maersk Drilling in connection with Business Combination. Thus, no costs associated with the Deal Completion Bonus would have been recorded by Maersk Drilling during the twelve months ended December 31, 2022 had the Business Combination occurred on January 1, 2022.

(FF)	Interest expense

Reflects the elimination of Maersk Drilling’s historical amortization of deferred financing costs as a result of the elimination of deferred financing costs upon applying purchase accounting. No amortization of deferred financing costs would have been recorded during the twelve months ended December 31, 2022 had the Business Combination occurred on January 1, 2022.

(GG)	Taxes

Reflects the pro forma adjustments to penalties and interest for tax contingencies booked as income tax benefit (provision) or contract drilling services expense as a result of the Business Combination. The income tax benefit (provision) impact was calculated by applying the appropriate statutory tax rates of the respective tax jurisdictions to which the pro forma adjustments relate.

(HH)	Weighted average shares outstanding and income per share

The calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. Thus, the shares issuable relating to the Business Combination shown in the basic and diluted weighted average shares outstanding figure in the table below are assumed to have been outstanding since January 1, 2022. Noble has recognized the effects of the Business Combination as of the Closing Date in its historical financial statements, including the effects to basic and diluted weighted average shares outstanding.

The table below presents the components of the numerator and denominator for the pro forma income per share calculation for the periods presented:

For the Year Ended December 31, 2022
Numerator
Net income (loss)	$(27,980)

Denominator
Basic and diluted shares:
Noble Ordinary Shares and penny warrants	69,557
Noble shares converted from vested Noble restricted stock awards	89
Noble shares converted from Maersk Drilling shares in connection with the Business Combination	60,107
Noble shares converted from vested Maersk Drilling restricted stock awards	256
Noble shares issued to settle the Compulsory Purchase	3,719

Pro forma weighted average shares outstanding, basic and diluted (1)	133,728

Net income per share, basic	$(0.21)
Net income per share, diluted	$(0.21)

(1)

For the twelve months ended December 31, 2022, the diluted pro forma share count excludes the potentially dilutive effect of 14,526 Noble Warrants and 3,334 unvested Noble restricted stock awards because they are anti-dilutive due to the pro forma net loss position.

Note 3. Reclassification of Maersk Drilling’s Historical Financial Statement Presentation

The following reclassifications were made as a result of the Business Combination to conform Maersk Drilling’s historical financial information to Noble’s presentation:

Statement of Operations for the Period Ended September 30, 2022

(in thousands)

Financial Statement Line Item	Maersk Drilling Historical Presentation	Maersk Drilling Historical as Presented
Revenue	$815,602	$—
Reimbursables and other	—	11,172
Contract drilling services (revenue)	—	804,430
Cost of sales	(657,227)	—
Contract drilling services (expense)	—	594,789
General and administrative	—	57,538
Reimbursables	—	4,900
Special items	(18,625)	—
Special items	—	18,625
Depreciation and amortization	(141,931)	—
Depreciation and amortization	—	141,931
Impairment reversals (losses), net	(116,409)	—
Loss on impairment	—	116,409
Gain/(loss) on sale of non-current assets	73	—
Gain on sale of operating assets, net	—	(73)
Share of results in joint ventures	(1,085)	—
Interest income and other, net	—	(1,085)
Financial expenses	(52,509)	—
Interest expense, net of amounts capitalized	—	(27,602)
Interest income and other, net	—	(24,149)
General and administrative	—	758
Financial income	8,022	—
Interest expense, net of amounts capitalized	—	(624)
Interest income and other, net	—	8,646
Tax	(21,523)	—
Income tax benefit (provision)	—	(21,523)

Note 4. Maersk Drilling IFRS to U.S. GAAP Conversion

The Pro Forma Financial Information reflects the material adjustments necessary to convert Maersk Drilling’s historical financial statements to U.S. GAAP and conform to Noble’s accounting policies based on an initial policy conversion assessment performed by management.

(A)	Leases

Under IFRS, Maersk Drilling recognized right-of-use assets and lease liabilities for all leases, with the exceptions described in the paragraph below. However, as required by IFRS, Maersk Drilling did not distinguish between operating leases and finance leases and accounted for all leases recorded on the balance sheets similarly to finance leases under U.S. GAAP. Maersk Drilling recorded depreciation on all right-of-use assets and interest expense on all lease liabilities, while a straight-line operating expense is presented for operating leases under U.S. GAAP.

IFRS includes an exemption for leases of low-value assets, where a lessee may elect to recognize lease payments on a straight-line basis over the lease term instead of capitalizing them on the balance sheet. This exemption can be elected on a lease-by-lease basis. U.S. GAAP does not have explicit exemptions for leases of low-value assets; however, Maersk Drilling’s leases of low-value assets were not deemed material for purposes of the Pro Forma Financial Information.

The following table presents the pro forma adjustments to reclassify Maersk Drilling’s historical interest on lease liabilities and depreciation on right-of-use assets to general and administrative expense and contract drilling services expense to align with Noble’s accounting treatment under U.S. GAAP:

Year Ended December 31, 2022
Elimination of Maersk Drilling’s historical interest on lease liabilities	$599
Elimination of Maersk Drilling’s historical depreciation on right-of-use assets	(5,074)
Reclassification of amounts to general and administrative expense	2,033
Reclassification of amounts to contract drilling services expense	3,640

(B)	Special items

Maersk Drilling had historically chosen to present as a separate line item within its historical income statements called “special items” that was intended to capture the impact from non-recurring, infrequent or unusual events on the statement of operations. Such presentation of special items is disallowed under U.S. GAAP. The following table presents the pro forma adjustments to reclassify Maersk Drilling’s historical expenses presented within special items to general and administrative expense and contract drilling services expense to align with Noble’s treatment of such items under U.S. GAAP:

Year Ended December 31, 2022
Special items reclassified to merger and integration costs	$15,429
Special item reclassified to contract drilling services expense	3,196

Total Maersk Drilling Special items	$18,625

(C)	Impairment of property and equipment

Under IFRS, an asset must not be carried in the financial statements at more than the highest amount to be recovered through its use or sale. If the carrying amount of an asset exceeds the asset’s recoverable amount (i.e., the higher of an asset’s or cash-generating unit’s fair value less costs of disposal or its value in use), the asset is deemed to be impaired and an impairment loss is recognized immediately in profit or loss and the value of the cash-generating unit, or the carrying amount of the asset, is reduced.

Under U.S. GAAP, an impairment loss is triggered for long-lived assets only if the asset’s, or asset group’s, carrying amount is not recoverable (i.e., the asset or asset group’s carrying amount is less than the undiscounted future cash flows expected to be derived from the asset or asset group). Additionally, the reversal of an impairment loss is not permitted. As a result of the differences in impairment calculation, an updated impairment test was prepared for Maersk Drilling as if U.S. GAAP method was applied in 2016 through December 31, 2022 to assess the effect of the different accounting treatment between IFRS and U.S. GAAP for impairment. 2016 was selected as the beginning period for the assessment because it was the earliest year in which an impairment on its property and equipment occurred and had a continuing impact on the balance as of December 31, 2022. The analysis has been performed by adjusting the discount rate to zero percent in the impairment models that were used under IFRS and recalculating the impact on depreciation expense and deferred taxes for any impairments that would not have been recorded under U.S. GAAP.

The following table reflects the pro forma adjustments related to impairment to align Maersk Drilling’s historical treatment of impairment under IFRS to the treatment under U.S. GAAP, including (i) the elimination of any previously recognized impairment reversals, (ii) increasing the carrying value of property and equipment to reverse impairment losses which would not have been recorded under U.S. GAAP in prior periods, (iii) adjusting the depreciation expense for the year ended December 31, 2022 as a result of the increase in carrying value of property and equipment, and (iv) any related tax effects from the aforementioned adjustments:

Pro forma Condensed Combined Statements of Operations	Year Ended December 31, 2022
Increase to depreciation and amortization	$162,588
Recognize historical impairment losses not incurred under IFRS impairment model	72,139
Cumulative adjustment to income tax benefit (provision)	6,697

(D)	Income Taxes

Reflects conversion adjustments recorded for tax positions that are not probable to be sustained under IFRS upon a tax audit and would therefore be fully reserved under U.S. GAAP. Under IFRS, such tax positions are recorded at either a weighted average or the most likely outcome, whereas, under U.S. GAAP, such positions are fully reserved.

Note 5. Noble Historical Pro Forma Results of Operations

The following table provides for the Noble historical pro forma results of operations for the twelve months ended December 31, 2022 assuming the Rig Transaction had occurred on January 1, 2022.

Unaudited Pro Forma Condensed Combined Statement of Operations

Twelve Months Ended December 31, 2022

(in thousands, except per share amounts)

	Noble Historical	Rig Transaction Accounting Adjustments		Noble Pro Forma Historical (Note 5)
Operating revenues
Contract drilling services	$1,332,841	$(59,449	) (a)(b)	$1,273,392
Reimbursables and other	81,006	(5,323	) (a)(c)	75,683

	1,413,847	(64,772)		1,349,075

Operating costs and expense
Contract drilling services	897,096	(59,413	) (a)	837,683
Reimbursables	64,427	(4,552	) (a)	59,875
Depreciation and amortization	146,879	(16,016	) (a)	130,863
General and administrative	82,177	—		82,177
Merger and integration costs	84,668	—		84,668
Gain on sale of operating assets, net	(90,230)	—		(90,230)
Hurricane losses and (recoveries), net	60	—		60

	1,185,077	(79,981)		1,105,096

Operating income (loss)	228,770	15,209		243,979
Other income (expense)
Interest expense, net of amounts capitalized	(42,722)	—		(42,722)
Gain (loss) on extinguishment of debt, net	(8,912)	—		(8,912)
Interest income and other, net	14,365	—		14,365

Income (loss) before income taxes	191,501	15,209		206,710
Income tax benefit (provision)	(22,553)	(1,025	) (d)	(23,578)

Net income (loss)	$168,948	$14,184		$183,132

Basic net income (loss) per share	$1.99			$2.15
Diluted net income (loss) per share	$1.73			$1.88
Weighted average shares outstanding
Basic	85,055			85,055
Diluted	97,607			97,607

Rig Transaction

The adjustments outlined below reflect adjustments to Noble’s historical statements of operations for the twelve months ended December 31, 2022 assuming the Rig Transaction had occurred on January 1, 2022.

(a)	Rig Transaction historical activity

Reflects the pro forma adjustments to eliminate the historical activity attributed to the disposed assets from the unaudited pro forma condensed combined statement of operations. The historical activity associated with the NLN Rig has not been eliminated as Noble is entitled to third-party contract drilling revenues and is responsible for third-party contract drilling expenses under the terms of NLN Charter Agreement with Shelf Drilling during the term of the agreement.

(b)	Bareboat Charter

Noble is required to remit a charter rate value related to the NLN Charter Agreement to Shelf Drilling in periods where the activities associated with the NLN Rig result in income. Assuming the Rig Transaction occurred on January 1, 2022 for pro forma purposes resulted in an estimated incremental charter rate value of $17.0 million for the twelve months ended December 31, 2022.

(c)	Transitional Service Charges

This adjustment reflects the estimated $0.2 million of remaining revenue under Noble’s transitional services agreement with Shelf Drilling entered into upon completion of Rig Transaction for transitional services to be provided by Noble to Shelf Drilling after December 31, 2022. These transitional services are not expected to recur in any period beyond twelve months from the closing of the Rig Transaction.

(d)	Income tax

Reflects the pro forma adjustments to tax expense related to the Rig Transaction.